                                                                      Exhibit 20


                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  April 1 to April 30, 1999
Distribution Date:  May 17, 1999

Statement for Class A and Class B Noteholders and Certificateholders Pursuant to Section 5.6 of the Sale and Servicing Agreement

                                                                                                       Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                         Certificate Amount
                                                                                                     ---------------------------
(i)     Principal Distribution
          Class A-1 Note Amount                                                                 0.00                  0.0000000
          Class A-2 Note Amount                                                         8,144,244.48                123.3976436
          Class A-3 Note Amount                                                                 0.00                  0.0000000
          Class B  Note Amount                                                                  0.00                  0.0000000
          Certificates Amount                                                                   0.00                  0.0000000


(ii)    Interest Distribution
          Class A-1 Note Amount                                                                 0.00                  0.0000000
          Class A-2 Note Amount                                                           245,069.36                  3.7131722
          Class A-3 Note Amount                                                           236,472.63                  5.1250000
          Class B Note Amount                                                             140,304.00                  5.3333333
          Certificates Amount                                                             112,535.50                  6.4166667


(iii)   Total Pool Balance of Notes and Certificates (end of Collection Period)       130,450,554.74


(iv)    Class A-1 Notes Balance (end of Collection Period)                                      0.00
        Class A-1 Pool Factor (end of Collection Period)                                                              0.0000000
        Class A-2 Notes Balance (end of Collection Period)                             40,464,554.74
        Class A-2 Pool Factor (end of Collection Period)                                                              0.6130993
        Class A-3 Notes Balance (end of Collection Period)                             46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                              1.0000000
        Class B Notes Balance (end of Collection Period)                               26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                                1.0000000
        Certificates Balance (end of Collection Period)                                17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                           1.0000000


(v)     Basic Servicing Fee                                                               115,495.67                  0.2532877


(vi)    Aggregate Net Losses                                                              430,668.33
        Aggregate Realized Losses                                                         695,897.21
        Cummulative Net Losses for all periods                                         20,118,974.68

(vii)   Reserve Account Balance after Giving Effect to Payments                         7,797,714.00
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments               7,797,714.00
        Made on Distribution Date
        Draws on Reserve Account                                                                0.00
        Deposits to Reserve Account                                                             0.00

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  April 1 to April 30, 1999
Distribution Date:  May 17, 1999

Statement for Class A and Class B Noteholders and Certificateholders Pursuant to Section 5.6 of the Sale and Servicing Agreement

                                                                                                       Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                         Certificate Amount
                                                                                                     ---------------------------
(viii)  Class A-1 Notes Interest Carryover Shortfall                                            0.00                  0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                            0.00                  0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                            0.00                  0.0000000
        Class B Notes Interest Carryover Shortfall                                              0.00                  0.0000000
        Certificates Interest Carryover Shortfall                                               0.00                  0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                           0.00                  0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                           0.00                  0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                           0.00                  0.0000000
        Class B Notes Principal Carryover Shortfall                                             0.00                  0.0000000
        Certificates Principal Carryover Shortfall                                              0.00                  0.0000000


(ix)    Additional Principal Distributable Amount                                               0.00


(x)     Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                0.00


(xi)    Delinquent Contracts
                                                                                 Number                              Balance
                                                                     -----------------------------------------------------------
           30-59 Days                                                              400                             3,583,908.48
           60-89 Days                                                              108                               873,131.21
           90 Days or More                                                         135                               865,521.44
           Financed Vehicles repossessed but not yet Charged-off                   38                                294,242.30



ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                       0.1282772
Weighted Average Remaining Term of Remaining Portfolio                                    32.6238485

Net Loss Ratio as of Each Collection Period
     (i)    Second Preceding Collection Period                                             0.0025276
     (ii)   Preceding Collection Period                                                    0.0017427
     (iii)  Current Collection Period                                                      0.0031074
     (iv)   Three Month Average                                                            0.0024592

Ending Portfolio Balance                                                              130,450,554.74



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